UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2011

BLACK TUSK MINERALS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52372 (Commission File Number)	20-3366333 (IRS Employer Identification No.)

7425 Arbutus Street
Vancouver, British Columbia
Canada V6P 5T2
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (778) 999-2575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

1.   Section 16 Disgorgement and Settlement Agreement

On February 8, 2011, the Company and Magellan Management Company (“Magellan”) entered into a Section 16 Disgorgement and Settlement Agreement (the “Disgorgement Agreement”). Magellan is wholly owned and controlled by Gavin Roy, the President and a director of the Company. As part of a private placement that occurred on February 8, 2011, the Company issued 5,163,313 units to Magellan, each unit consisting of one share of common stock and one warrant, at a price of $0.05 per unit, in order to pay off an outstanding debt owed to Magellan, in the amount of $261,032 (the “Magellan Debt”) (see #2 below, Affiliate Subscription for Units).  As a result of this issuance of units, Magellan was subject to matching under Section 16(b) of the Securities Exchange Act of 1934, due to sales of shares made by Magellan on August 13 and August 23, 2010. Magellan was required to disgorge $2,866.34 in profits. Under the terms of the Disgorgement Agreement, Magellan disgorged $2,866.34 by forgiving that amount of the Magellan Debt.

The Company’s Board of Directors determined that the purchase and issuance of the securities does not constitute a “13e transaction” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Disgorgement Agreement restricts the Company’s ability to terminate the Company’s 12(g) registration under Rule 12g-4 under the Exchange Act or suspend the Company’s 15(d) reporting obligations under Rule 12h-3 under the Exchange Act.

2.   Affiliate Subscription for Units

Magellan, which is wholly owned and controlled by Gavin Roy, the President and a director of the Company, entered into a subscription agreement for units with the Company on February 8, 2011. The Company was indebted to Magellan in the amount of $261,023.  The Company offered units to Magellan in order to settle the debt.  As a result of matching (See Section 16 Disgorgement and Settlement Agreement above), the debt was lowered to $258,165.66 and Magellan subscribed for 5,163,313 units.

The units were priced at $0.05 and consist of one share of common stock of the Company, par value $0.001, and one share purchase warrant.  The warrants are exercisable at a price of $0.05 until February 8, 2016. The units were offered and sold on the same terms as the private placement offering to third party non-affiliated investors.

Item 2.03   Creation of a Direct Financial Obligation

On February 8, 2011, the Company issued 7% convertible debentures in the total amount of $33,500. The debentures are due and payable on March 1, 2016, with interest at the rate of 7% per annum accruing on the unpaid principal amount, compounded annually. The debentures are convertible at the option of the holder into units at a conversion price of $0.05 per unit.  Each unit consists of one share of common stock of the Company, par value of $0.001, and one share purchase warrant.  Each warrant is exercisable to acquire one share of common stock of the Company at an exercise price of $0.05 per share until March 1, 2016.

Item 3.02   Unregistered Sales of Equity Securities

On February 8, 2011, the Company closed a private placement of units.  Under the terms of the private placement, the Company issued 5,559,713 units at a price of $0.05 per unit. Each unit consists of one share of common stock of the Company and one full purchase warrant, which may be converted to one share of common stock in the Company at an exercise price of $0.05 until February 8, 2016.

The units were offered by the Company in a non-brokered private placement to non-U.S. persons outside of the United States in off-shore transactions. The units, shares, warrants and underlying shares of the private placement were not registered under the U.S. Securities Act of 1933, as amended (“Securities Act”), or the laws of any state, and are “restricted securities” (as defined in Rule 144(a)(3) of the Securities Act). The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The shares, warrants and underlying securities were placed pursuant to exclusions from registration requirements by Rule 903 of Regulation S of the Securities Act, such exclusions being available based on information obtained from the investors to the private placement.

Item 5.01.   Change in Control of the Registrant

On February 8, 2011, Magellan, an entity wholly owned and controlled by Gavin Roy, the president and a director of the Company, acquired 5,163,313 shares in the Company (see Affiliate Subscription for Units above).  Magellan’s ownership of shares of common stock of the Company increased from 196,600 (approximately 20.8%) to 5,359,913 (approximately 82.4%) as a result of the private placement.

The Company’s Board of Directors determined that the purchase and issuance of the securities does not constitute a “13e transaction” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Disgorgement Agreement restricts the Company’s ability to terminate the Company’s 12(g) registration under Rule 12g-4 under the Exchange Act or suspend the Company’s 15(d) reporting obligations under Rule 12h-3 under the Exchange Act.

Item 5.02.  Appointment of Directors

As a result of a vacancy of the Board of Directors of the Company, and pursuant to Section 3.2 of the By-laws of the Company, Kurt Bordian was appointed by the Board as a director of the Company effective February 8, 2011.

Item 9.01.  Financial Statements and Exhibits

Exhibit Number	Description
99.1	Form of Subscription Agreement for Units
99.2	Form of Subscription Agreement for 7% convertible debentures
99.3	Section 16 Disgorgement and Settlement Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Tusk Minerals Inc.
(Registrant)

Dated: February 10, 2011	By: /s/ Gavin Roy
Gavin Roy President

EXHIBIT INDEX
Exhibit Number	Description
99.1	Form of Subscription Agreement for Units
99.2	Form of Subscription Agreement for 7% convertible debentures
99.3	Section 16 Disgorgement and Settlement Agreement